Exhibit 99.1

Exciting Opportunity to Leverage Triller’s Underutilized Assets
to Create Next-Gen Entertainment Platform

NEW YORK, NY– October 30, 2024 – Triller Group Inc. (Nasdaq: ILLR) (“Triller Group” or “the Company”) today announced the release of its latest Fact Sheet, providing initial insights into the Company’s mission to become the next generation Entertainment Platform.

“I could not be more excited about our future prospects, as an App, as a brand and as a group of leading-edge companies”, said Bob Diamond, Chairman of the board of directors of the Company. “We have the disruptive fighting brand in BKFC, the next generation streaming platform in TrillerTV, sophisticated AI tools helping Presidential candidates and NFL franchises find their audiences, and an App upon which we will build an integrated vertical video and connected TV multimedia entertainment platform.”

With the creator economy valued at a massive $180 billion and experiencing robust growth, Triller Group believes it is well positioned to address emerging issues driven by ongoing technological disruption. For example, creators or professional content providers that are struggling to protect, leverage, or monetize their content. Or users that are looking for better ways to discover and engage with exciting new content. These unmet needs of creators, brands and users are expected to create huge market opportunities for Triller Group.

As the Company develops and implements strategies to meet these needs, Triller Group is not starting from scratch. The Company already has a strong foundation with powerful assets and brands in vertical video (Triller App), connected TV (TrillerTV) and content and events (BKFC) that foster passionate user engagement through authenticity and trust. The transformation journey has already started as evidenced by the fact that the Company has:

●	A content-rich Triller App, with 36% of users actively creating content.

●	A highly sophisticated, AI-driven suite of tools and services, currently serving top creators and leading brands globally on the Triller App and across the social media landscape.

●	More than 3,000 events live-streamed annually without a glitch through TrillerTV.

●	Proof of concept with BKFC, the world’s fastest-growing combat league, featuring highly successful events and unique content made accessible across all media distribution channels, including vertical video and connected TV, on a global scale.

As Triller Group connects and integrates these underleveraged assets, Triller Group will aim to occupy a truly unique position as an entertainment platform, translating into unparalleled value for all its stakeholders.

Over the next few weeks, the Company plans to provide further updates as an experienced management team renowned for its execution and integrity is being put into place under the leadership of Kevin McGurn, the Company’s previously announced incoming CEO. More details on the transformation plan and associated business plan are expected to be provided during a investor and media day in November 2024.

Triller Group is excited to embark on this journey to redefine entertainment and create unparalleled opportunities for creators, brands and audiences alike.

The Fact Sheet is available on the Company’s Investor Relations page at the following address: https://trillercorp.com/ir/.

About Triller Group Inc.

Triller Group is a US-based company that operates two main businesses: the newly merged US-based social media operations (Triller Corp.), and the legacy operations of the Company in Hong Kong (“AGBA”).

Triller Corp. is a next generation, AI-powered, social media and live-streaming event platform for creators. Pairing music culture with sports, fashion, entertainment, and influencers through a 360-degree view of content and technology, Triller Corp. uses proprietary AI technology to push and track content virally to affiliated and non-affiliated sites and networks, enabling them to reach millions of additional users. Triller Corp. additionally owns Triller Sports, Bare-Knuckle Fighting Championship (BKFC); Amplify.ai, a leading machine-learning, AI platform; and TrillerTV, a premier global PPV, AVOD, and SVOD streaming service. For more information, visit www.triller.co.

Established in 1993, AGBA is a leading, multi-channel business platform that incorporates cutting edge machine-learning and offers a broad set of financial services and healthcare products to consumers through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs. Trusted by over 400,000 individual and corporate customers, the Group is organized into four market-leading businesses: Platform Business, Distribution Business, Healthcare Business, and Fintech Business. For more information, please visit www.agba.com.

Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.

Investor & Media Relations:

Bethany Lai

ir@triller.co
investorrelations@triller.co

Anthony Silverman

ads@apellaadvisors.com

# # #

3